Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS FOURTH QUARTER AND FISCAL YEAR 2023 RESULTS

Fourth quarter 2023 results:

•
Revenue of $691 million
•
Generated net cash provided by operations of $137 million and positive free cash flow(1) of $126 million
•
GAAP and non-GAAP(1) gross margin of 10.3%
•
GAAP operating margin of 4.6% and non-GAAP(1) operating margin of 5.1%
•
GAAP and non-GAAP(1) earnings per share of $0.49 and $0.58, respectively

Full year 2023 results:

•
Revenue of $2.8 billion
•
Delivered net cash provided by operations of $174 million and positive free cash flow(1) of $97 million
•
GAAP and non-GAAP(1) gross margin of 9.5%, up 70 basis points year-over-year
•
GAAP operating margin of 3.9% and non-GAAP(1) operating margin of 4.4%
•
GAAP and non-GAAP(1) earnings per share of $1.79 and $2.04, respectively

TEMPE, AZ, January 31, 2024 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the fourth quarter and year ended December 31, 2023.

	Three Months Ended
	December 31,	September 30,	December 31,
(Amounts in millions, except per share data)	2023	2023	2022
Sales	$691	$720	$751
Net income	$18	$20	$21
Income from operations	$32	$30	$27
Net income – non-GAAP(1)	$21	$21	$21
Income from operations – non-GAAP(1)	$35	$34	$33
Diluted earnings per share	$0.49	$0.57	$0.60
Diluted earnings per share – non-GAAP(1)	$0.58	$0.57	$0.60
Operating margin	4.6%	4.2%	3.6%
Operating margin – non-GAAP(1)	5.1%	4.7%	4.3%

	Year Ended
	December 31,
(Amounts in millions, except per share data)	2023	2022
Sales	$2,839	$2,886
Net income	$64	$68
Income from operations	$110	$90
Net income – non-GAAP(1)	$73	$75
Income from operations – non-GAAP(1)	$124	$104
Diluted earnings per share	$1.79	$1.91
Diluted earnings per share – non-GAAP(1)	$2.04	$2.09
Operating margin	3.9%	3.1%
Operating margin – non-GAAP(1)	4.4%	3.6%

(1) A reconciliation of non-GAAP results to the most directly comparable GAAP measures and a discussion of why management believes these non-GAAP results are useful is included below.

“Benchmark delivered another solid year of performance in 2023 as we continued to execute to our strategic plan. I’m particularly pleased with our free cash flow performance which was aided by inventory reductions. At the same time, our operational discipline allowed us to expand both gross and operating margin despite the dynamic environment,” said Jeff Benck, Benchmark’s President and CEO.

Benck continued “Looking forward, we expect the current demand softness across several of our end-markets will likely persist through the first half of 2024, driven by customers closely managing inventories. However, as demonstrated by our performance this past year, I am confident in our ability to deliver further margin expansion and positive free cash flow in 2024.”

Cash Conversion Cycle

	December 31,	September 30,	December 31,
	2023	2023	2022
Accounts receivable days	59	60	59
Contract asset days	23	24	22
Inventory days	99	100	97
Accounts payable days	(53)	(53)	(56)
Advance payments from customers days	(30)	(26)	(26)
Cash conversion cycle days	98	105	96

Fourth Quarter 2023 Industry Sector Update

Revenue and percentage of sales by industry sector were as follows.

	December 31,		September 30,		December 31,
(In millions)	2023		2023		2022
Medical	$126	18%	$149	21%	$144	19%
Semi-Cap	168	24	165	23	178	24
A&D	102	15	100	14	90	12
Industrials	132	19	154	21	143	19
Advanced Computing	95	14	66	9	92	12
Next Gen Communications	68	10	86	12	104	14
Total	$691	100%	$720	100%	$751	100%

Revenue decreased year over year primarily due to a decrease in Next Gen Communications of 35% and a decrease in Medical of 13%, partially offset by an increase in A&D of 13%.

First Quarter 2024 Guidance

•
Revenue between $625 million - $665 million
•
Diluted GAAP earnings per share between $0.32 - $0.38
•
Diluted non-GAAP earnings per share between $0.42 - $0.48 (excluding restructuring charges and other costs and amortization of intangibles)

Restructuring charges are expected to range between $3.1 million and $3.5 million in the first quarter of 2024 and the amortization of intangibles is expected to be $1.2 million in the first quarter.

Fourth Quarter 2023 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

1-623-300-7052 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, express or implied, concerning the Company’s outlook and guidance for first quarter and fiscal year 2024 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s repurchases of shares of its common stock, the Company’s expectations regarding restructuring charges and amortization of intangibles, and the Company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including continuing hostilities and tensions, trade restrictions and sanctions, or the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company's operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, a non-GAAP measure, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Sales	$691,354	$750,644	$2,838,976	$2,886,331
Cost of sales	620,350	678,517	2,567,906	2,631,096
Gross profit	71,004	72,127	271,070	255,235
Selling, general and administrative expenses	35,646	39,540	147,025	150,215
Amortization of intangible assets	1,204	1,592	5,979	6,384
Restructuring charges and other costs	2,054	4,049	8,402	8,567
Income from operations	32,100	26,946	109,664	90,069
Interest expense	(8,692)	(5,466)	(31,875)	(12,894)
Interest income	2,033	887	6,256	1,730
Other (expense) income, net	(3,105)	3,860	(2,825)	5,437
Income before income taxes	22,336	26,227	81,220	84,342
Income tax expense	4,784	5,008	16,905	16,113
Net income	$17,552	$21,219	$64,315	$68,229
Earnings per share:
Basic	$0.49	$0.60	$1.81	$1.94
Diluted	$0.49	$0.60	$1.79	$1.91
Weighted-average number of shares used in calculating earnings per share:
Basic	35,658	35,166	35,566	35,179
Diluted	35,956	35,630	35,973	35,718

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

(UNAUDITED)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$277,391	$207,430
Restricted cash	5,822	—
Accounts receivable, net	449,404	491,957
Contract assets	174,979	183,613
Inventories	683,801	727,749
Other current assets	44,350	41,400
Total current assets	1,635,747	1,652,149
Property, plant and equipment, net	227,698	211,478
Operating lease right-of-use assets	130,830	93,081
Goodwill and other, net	280,480	270,623
Total assets	$2,274,755	$2,227,331

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$4,283	$4,275
Accounts payable	367,480	424,272
Advance payments from customers	204,883	197,937
Accrued liabilities	136,901	122,652
Total current liabilities	713,547	749,136
Long-term debt, less current installments	326,674	320,675
Operating lease liabilities	123,385	86,687
Other long-term liabilities	32,064	44,417
Shareholders’ equity	1,079,085	1,026,416
Total liabilities and shareholders’ equity	$2,274,755	$2,227,331

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(UNAUDITED)

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net income	$64,315	$68,229
Depreciation and amortization	45,410	44,252
Stock-based compensation expense	15,286	18,485
Accounts receivable	42,050	(136,455)
Contract assets	8,634	(28,370)
Inventories	45,071	(206,247)
Accounts payable	(35,320)	(16,656)
Advance payments from customers	6,946	79,813
Other changes in working capital and other, net	(18,098)	(518)
Net cash provided by (used in) operating activities	174,294	(177,467)

Cash flows from investing activities:
Additions to property, plant and equipment and software	(77,739)	(46,774)
Other investing activities, net	601	5,600
Net cash used in investing activities	(77,138)	(41,174)

Cash flows from financing activities:
Share repurchases	—	(9,391)
Net debt activity	5,509	194,261
Other financing activities, net	(29,087)	(25,641)
Net cash provided by (used in) financing activities	(23,578)	159,229

Effect of exchange rate changes	2,205	(4,907)
Net increase (decrease) in cash and cash equivalents and restricted cash	75,783	(64,319)
Cash and cash equivalents and restricted cash at beginning of year	207,430	271,749
Cash and cash equivalents and restricted cash at end of year	$283,213	$207,430

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Income from operations (GAAP)	$32,100	$30,341	$26,946	$109,664	$90,069
Amortization of intangible assets	1,204	1,592	1,592	5,979	6,384
Restructuring charges and other costs	2,054	1,437	799	7,281	5,710
Gain on assets held for sale	—	—	—	—	(393)
Asset impairment	—	198	—	1,121	—
Settlement	—	—	3,250	—	3,250
Customer insolvency (recovery)	—	—	—	—	(599)
Non-GAAP income from operations	$35,358	$33,568	$32,587	$124,045	$104,421
GAAP operating margin	4.6%	4.2%	3.6%	3.9%	3.1%
Non-GAAP operating margin	5.1%	4.7%	4.3%	4.4%	3.6%

Gross Profit (GAAP)	$71,004	$69,077	$72,127	$271,070	$255,235
Customer insolvency (recovery)	—	—	—	—	(425)
Non-GAAP gross profit	$71,004	$69,077	$72,127	$271,070	$254,810
GAAP gross margin	10.3%	9.6%	9.6%	9.5%	8.8%
Non-GAAP gross margin	10.3%	9.6%	9.6%	9.5%	8.8%

Selling, general and administrative expenses	$35,646	$35,509	$39,540	$147,025	$150,215
Customer insolvency (recovery)	—	—	—	—	174
Non-GAAP selling, general and administrative expenses	$35,646	$35,509	$39,540	$147,025	$150,389

Net income (GAAP)	$17,552	$20,412	$21,219	$64,315	$68,229
Amortization of intangible assets	1,204	1,592	1,592	5,979	6,384
Restructuring charges and other costs	2,899	1,437	799	8,126	5,710
Gain on assets held for sale	—	—	—	—	(393)
Asset impairment	—	198	—	1,121	—
Settlement	(37)	(3,375)	(2,344)	(4,567)	(2,955)
Customer insolvency (recovery)	—	—	—	—	(599)
Income tax adjustments(1)	(657)	245	(5)	(1,598)	(1,644)
Non-GAAP net income	$20,961	$20,509	$21,261	$73,376	$74,732

Diluted earnings per share:
Diluted (GAAP)	$0.49	$0.57	$0.60	$1.79	$1.91
Diluted (Non-GAAP)	$0.58	$0.57	$0.60	$2.04	$2.09

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	35,956	35,876	35,630	35,973	35,718
Diluted (Non-GAAP)	35,956	35,876	35,630	35,973	35,718

Net cash provided by (used in) operations	$137,080	$37,583	$(52,749)	$174,294	$(177,467)
Additions to property, plant and equipment and software	(11,026)	(19,664)	(13,180)	(77,739)	(46,774)
Free cash flow (used)	$126,054	$17,919	$(65,929)	$96,555	$(224,241)

(1) This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.